News Release

Contacts:

Media:
Ingrid Booth
+1 212 9158251
boothi@willis.com
Investors:
Kerry K. Calaiaro
+1 212 915-8084
kerry.calaiaro@willis.com

Statement of Willis Group Holdings
Regarding the Amended and Restated Agreement
Between Willis and the Attorney General of the State of New York
And the Superintendent of Insurance of the State of New York

New York, February 16, 2010 – Willis Group Holdings plc (NYSE: WSH), the global insurance broker, today entered into agreement with the Attorney General and the Superintendent of Insurance of the State of New York to amend and restate the 2005 Assurance of Discontinuance and Stipulation, as amended (the AOD).

The new agreement specifically recognizes that Willis substantially has met our obligations under the AOD over the last half decade, and ends many of the requirements imposed by the current agreement. Willis welcomes this development. The new agreement relieves us of a number of technical compliance obligations that have imposed significant administrative and financial burdens on our operations that we do not believe benefit our clients. The new agreement no longer limits the types of compensation Willis can receive and has lowered the compensation disclosure requirements to clients that the AOD originally imposed.

Nevertheless, Willis’s stand is clear: on issues of trust, transparency and disclosure, we have been guided by principle – doing what is right – rather than waiting for regulation to tell us what we must do. Indeed, we voluntarily began disclosing compensation to our retail clients and refusing to take contingent compensation in our retail brokerage business before we signed the AOD in 2005. Neither of those commitments will change today, whether or not our competitors follow our lead.

Willis will continue to disclose to our retail clients the compensation we receive from insurance carriers. Willis also will continue to refuse to accept contingent commissions from carriers in our retail brokerage business. Willis is proud of the position we have taken with regard to contingent commissions that we believe is squarely in the best interests of our retail clients.

Willis Group Holdings plc is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Willis has more than 400 offices in nearly 120 countries, with a global team of approximately 20,000 Associates serving clients in approximately 190 countries. Additional information on Willis may be found at www.willis.com.

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Forward-looking statements

We have included in this document ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect or anticipate may occur in the future, including such things as business strategies, competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, plans and references to future successes are forward-looking statements.   Also when we use words such as “anticipate,” “believe”, “will”, “estimate”, “expect”, “intend”, “plan” “probably” or similar expressions, we are making forward-looking statements.  For a list of factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see the section entitled ‘‘Risk Factors’’ included in Willis’ Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended September 30, 2009 and our subsequent filings with the Securities and Exchange Commission. Copies of are available online at www.sec.gov or on request from the Company as set forth in Part I, Item 1 “Business-Available Information” in Willis’ Form 10-K.  Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.  Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so.  In light of these risks, uncertainties and assumptions, the forward looking-events discussed in this document may not occur, and we caution you against undulying relying on these forward-looking statements.